Exhibit 99.1

Appalachian Bancshares, Inc. Reports First Quarter Results

Assets Grow to Over $825 Million

ELLIJAY, GA, April 27, 2007 – Appalachian Bancshares, Inc. (NASDAQ:APAB) today announced that net income for the first quarter of 2007 was $1,559,000, or $0.30 per diluted share, a 1.56% increase in net income when compared to $1,535,000, or $0.29 per diluted share, for the same period in 2006.

Total assets grew 34% to $827.1 million on March 31, 2007, compared to $617.4 million on March 31, 2006. Total loans were $672.7 million at March 31, 2007, an increase of $180.0 million or 36%, when compared to $492.7 million on March 31, 2006. Deposits grew 44% to $708.0 million on March 31, 2007, compared to $490.6 million on March 31, 2006.

Tracy Newton, chief executive officer, said, “Our expansionary efforts continued to show results in 2007. Since completing our stock offering in October 2005, we have focused on hiring the right people and building the infrastructure needed to run a growing bank and to expand into new markets. At March 31, 2007, $77.3 million in loans and $56.3 million in deposits were attributable to the six new banking offices opened in our new markets since March 31, 2006, as well as $2.6 million in loans held for sale attributable to our new mortgage department. In addition, on Monday, April 23, 2007, we became a multi-state bank franchise, upon the opening of Appalachian Community Bank, F.S.B., our new thrift subsidiary, headquartered in McCaysville, Georgia, with branch locations in Ducktown, Tennessee, and Murphy, North Carolina.”

Annualized return on average assets for the first quarter of 2007 was 0.80% compared to 1.07% for the first quarter of 2006. Annualized return on average shareholders’ equity for the first quarter of 2007 was 9.40% compared to 10.32% for the same quarter in 2006. Earnings for the first quarter of 2007 were impacted by the $2.7 million increase in non-interest expenses, $1.4 million of which resulted from the Company’s expansionary activities, which included hiring 90 new full-time equivalent employees since March 31, 2006. In addition, net interest income increased $1.9 million, or 26.9%, resulting from higher earning assets and liabilities. Book value per share stood at $13.14 at March 31, 2007, compared to $11.91 per share at March 31, 2006.

Conference Call

The Company will hold a conference call on Friday, April 27, 2007, at 11:00 a.m. ET, to discuss its financial results and strategic initiatives and to entertain questions. Listeners will be able to participate in the question and answer session. The telephone number for the conference call is 1-877-407-9210. The conference call will also be available by webcast through the Company’s website, www.apab.com, by clicking on the Investor Relations section. A replay of the call will be archived on the Company’s website for one year.

About Appalachian Bancshares, Inc.

The Company is based in Ellijay, Georgia, and is the holding company of Appalachian Community Bank, a Georgia state-chartered bank, and Appalachian Community Bank, F.S.B., a federally-chartered thrift. The Company, through Appalachian Community Bank (which also operates in Gilmer County, Georgia, under the trade name of Gilmer County Bank) and Appalachian Community Bank, F.S.B., provides a full range of community banking services, to individuals and to small and medium-sized businesses, through its ten banking offices, located in Ellijay, East Ellijay, Blue Ridge, Blairsville, Chatsworth, Dawsonville and McCaysville, Georgia, and in Ducktown, Tennessee, and Murphy, North Carolina. The Company’s common stock trades on the NASDAQ Global Market under the symbol APAB. For more information, please visit the Company’s website at www.apab.com.

Certain statements in this news release contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. These forward-looking statements are subject to risks and uncertainties, including, but not limited to, economic conditions, competition, interest rate sensitivity and exposure to regulatory and legislative changes, and other risks and uncertainties described in our company’s filings with the Securities and Exchange Commission. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved. We undertake no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Please contact Tracy Newton, Chief Executive Officer, or Joe Moss, President and Chief Operating Officer, at (706) 276-8160, with any questions or requests for additional information.

2

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

SELECTED CONSOLIDATED FINANCIAL DATA

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Summary Results of Operations Data:
Interest income	$16,564	$11,063
Interest expense	7,694	4,075

Net interest income	8,870	6,988
Provision for loan losses	636	885

Net interest income after provision for loan losses	8,234	6,103
Noninterest income	1,372	859
Noninterest expense	7,297	4,586

Income before taxes	2,309	2,376
Income tax expense	750	841

Net income	$1,559	$1,535

Per Share Data:
Net income, basic	$0.30	$0.30
Net income, diluted	0.30	0.29
Book value	13.14	11.91
Weighted average number of shares outstanding:
Basic	5,215	5,154
Diluted	5,257	5,289
Performance Ratios:
Return on average assets(1)	0.80%	1.07%
Return on average equity(1)	9.40%	10.32%
Net interest margin(1) (2)	4.90%	5.25%
Efficiency ratio(3)	71.25%	58.44%
Growth Ratios and Other Data:
Percentage change in net income	1.56%
Percentage change in diluted net income per share	3.45%

	At March 31,
	2007	2006
Summary Balance Sheet Data:
Assets	$827,088	$617,369
Average earning assets	741,437	545,574
Investment securities	76,137	72,103
Loans	670,098	492,678
Loans held for sale	2,570	—
Allowance for loan losses	8,144	6,002
Deposits	707,961	490,553
Short-term borrowings	5,185	25,775
Accrued interest	1,532	860
Federal Home Loan Bank advances	34,800	29,700
Subordinated long-term capital notes	6,186	6,186
Other liabilities	2,965	2,911
Shareholders’ equity	68,459	61,384

Asset Quality Ratios:
Nonperforming loans to total loans	0.39%	0.43%
Nonperforming assets to total assets	0.46%	0.44%
Net charge-offs to average total loans	0.02%	0.20%
Allowance for loan losses to nonperforming loans	310.60%	284.05%
Allowance for loan losses to total loans	1.21%	1.22%

Growth Ratios and Other Data:
Percentage change in assets	33.97%
Percentage change in loans	36.01%
Percentage change in deposits	44.32%
Percentage change in equity	11.53%
Loans to deposits ratio	94.65%

(1)	Annualized.
(2)	Taxable equivalent.
(3)	Computed by dividing noninterest expense by the sum of the net interest income and noninterest income.

APPALACHIAN BANCSHARES, INC AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended March 31,
	2007	2006
Interest Income
Interest and fees on loans	$15,585	$10,301
Interest on securities:
Taxable securities	691	531
Nontaxable securities	157	167
Interest on deposits with other banks	27	8
Interest on federal funds sold	104	56

Total Interest Income	16,564	11,063

Interest Expense
Interest on deposits	7,211	3,670
Interest on federal funds purchased and securities sold under agreements to repurchase	28	34
Interest on Federal Home Loan Bank advances	321	267
Interest on subordinated long-term capital notes	134	104

Total Interest Expense	7,694	4,075

Net Interest Income	8,870	6,988
Provision for loan losses	636	885

Net Interest Income After Provision for Loan Losses	8,234	6,103

Noninterest Income
Customer service fees	513	376
Mortgage origination commissions	480	274
Other operating income	379	209

Total Noninterest Income	1,372	859

Noninterest Expenses
Salaries and employee benefits	4,415	2,691
Occupancy, furniture and equipment expense	854	514
Other operating expenses	2,028	1,381

Total Noninterest expense	7,297	4,586

Income before income taxes	2,309	2,376
Income tax expense	750	841

Net Income	$1,559	$1,535

Earnings Per Common Share
Basic	0.30	0.30
Diluted	0.30	0.29

Cash Dividends Declared Per Common Share	—	—

Weighted Average Shares Outstanding
Basic	5,215	5,154
Diluted	5,257	5,289

APPALACHIAN BANCSHARES, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Unaudited)

(Dollars in thousands)

	March 31, 2007	December 31, 2006	March 31, 2006
Assets
Cash and due from banks	$17,422	$7,940	$7,742
Interest-bearing deposits with other banks	4,465	541	7,959
Federal funds sold	16,312	3,107	6,140

Cash and Cash Equivalents	38,199	11,588	21,841
Securities available-for-sale	76,137	74,725	72,103

Loans, net of unearned income	670,098	631,786	492,678
Loans, held for sale	2,570	—	—
Allowance for loan losses	(8,144)	(7,670)	(6,002)

Net Loans	664,524	624,116	486,676
Premises and equipment, net	24,620	23,412	18,264
Accrued interest	8,554	8,157	4,994
Cash surrender value on life insurance	8,513	8,438	8,214
Intangibles, net	2,166	2,197	1,992
Other assets	4,375	5,581	3,285

Total Assets	$827,088	$758,214	$617,369

Liabilities and Shareholders’ Equity
Liabilities
Noninterest-bearing deposits	$60,823	$53,422	$50,660
Interest-bearing deposits	647,138	597,712	439,893

Total Deposits	707,961	651,134	490,553
Short-term borrowings	5,185	4,738	25,775
Accrued interest	1,532	1,454	860
Federal Home Loan Bank advances	34,800	25,050	29,700
Subordinated long-term capital notes	6,186	6,186	6,186
Other liabilities	2,965	2,889	2,911

Total Liabilities	758,629	691,451	555,985

Shareholders’ Equity
Preferred Stock, 20,000,000 shares authorized, none issued	—	—	—
Common stock, par value $0.01 per share, 20,000,000 shares authorized, 5,208,611 shares issued at March 31, 2007, 5,280,497 shares issued at December 31, 2006 and 5,232,097 shares issued at March 31, 2006	52	53	52
Paid-in capital	43,232	43,870	43,302
Retained earnings	25,320	23,761	19,292
Accumulated other comprehensive loss	(145)	(221)	(562)
Treasury stock, at cost (-0- shares at March 31, 2007, 75,973 shares at December 31, 2006 and March 31, 2006)	—	(700)	(700)

Total Shareholders’ Equity	68,459	66,763	61,384

Total Liabilities and Shareholders’ Equity	$827,088	$758,214	$617,369